EXHIBIT 10.1

Amendment No. 12

to

Credit Agreement

dated as of March 1, 1998

between

MK RESOURCES COMPANY, as Borrower

and

LEUCADIA NATIONAL CORPORATION, as Lender

This Amendment No. 12 (this “Amendment”) dated as of March 4, 2005 hereby amends the Credit Agreement (as defined below), between MK RESOURCES COMPANY (formerly MK Gold Company), a Delaware corporation (“Borrower”), and LEUCADIA NATIONAL CORPORATION, a New York corporation (“Lender”).

W I T N E S S E T H

WHEREAS, Borrower and Lender are parties to a Credit Agreement dated as of March 1, 1998 (as amended by Amendment Nos. 1 through 11 thereto and as further amended by this Amendment, the “Credit Agreement”), which provides for loans from Lender to Borrower of up to an aggregate principal amount of $75,000,000;

WHEREAS, Borrower requests that Lender increase the principal amount of the Loans under the Credit Agreement by $5,000,000 to an aggregate principal amount of up to $80,000,000;

WHEREAS, Borrower requests that Lender extend the Termination Date of the Credit Agreement from January 3, 2006 to January 3, 2007;

WHEREAS, as a condition to this Amendment, Lender has requested certain modifications to the debt to equity conversion provisions of the Credit Agreement and requested that Borrower grant Lender a security interest in 65% of the outstanding voting stock of MK Gold Exploration B.V., a Netherlands private company with limited liability; and

WHEREAS, the parties desire to amend the Credit Agreement to, among other things, increase the principal amount of the Loan, extend the Termination Date, modify the debt to equity conversion provisions and provide for the grant of a security interest to Lender.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the fulfillment of the conditions set forth below, Borrower and Lender agree as follows:

1. Amendments.

(a) As of the Effective Date, the definition of “Commitment” is hereby amended in its entirety to read as follows:

“Commitment” means the aggregate commitment of Lender to make Loans, which aggregate commitment shall be $80,000,000 until the Termination Date, as such amount may be reduced from time to time in accordance with the Agreement.”

(b) As of the Effective Date, the definition of “Termination Date” is hereby amended in its entirety to read as follows:

“Termination Date” shall mean January 3, 2007, or such earlier date as may be determined in accordance with subsection 2.1(e).”

(c) As of the Effective Date, the following definition is inserted in the appropriate alphabetical order:

“Amendment No. 12” means the Amendment No. 12 dated as of March 4, 2005 to the Agreement.

(d) As of the Effective Date, the definition of “Underwriting Agreement” is hereby amended in its entirety to read as follows:

“Underwriting Agreement” means an underwriting agreement to be entered into among Borrower and CIBC World Markets Corp (or any other Managing Underwriter or Underwriters selected by Borrower) and the other underwriters to be named in a schedule thereto with respect to a public offering of shares of Common Stock.

(e) As of the Effective Date, Subsection 2.1(d) “Note” is hereby amended in its entirety to read as follows:

“Loans made by Lender shall be evidenced by a promissory note to be executed and delivered by Borrower. In connection with Amendment No. 12, Borrower shall deliver to Lender an executed promissory note in the form of Exhibit A to Amendment No. 12, and Lender shall return to Borrower the executed promissory note dated as of October 13, 2004. From and after the effective date of Amendment No. 12, the promissory note delivered by Borrower in connection with Amendment No. 12 shall constitute the “Note” for purposes of the Agreement. The Note shall be payable to the order of Lender and shall represent the obligation of Borrower to pay the amount of the Commitment or, if less, the aggregate unpaid principal amount of all Loans made by Lender to Borrower with interest thereon as provided in subsection 2.2. The date and amount of each Loan and each payment of principal with respect thereto shall be recorded on the books and records of Lender, which books and records shall constitute prima facie evidence of the accuracy of the information therein recorded. The entire unpaid balance of the Loans shall be due and payable on the Termination Date.”

(f) As of the Effective Date, Section 2.6(b) “Optional Conversion” is hereby amended in its entirety to read as follows:

“Optional Conversion. In the event that Borrower withdraws the filing of its registration statement no. 333-116344 with the SEC, Lender shall have the option to convert the outstanding Loans into shares of Common Stock at a conversion price equal to $1.30 per share (the “Conversion Price”).”

(g) As of the Effective Date, the following is added after Section 2.6 “Debt to Equity Conversion”:

“2.7 Dutch Agreement and Deed of Pledge. All outstanding Loans by Lender shall be secured by a perfected first priority security interest in 65% of the issued and outstanding stock of MK Gold Exploration B.V. In connection with Amendment No. 12, Borrower and Lender shall enter into an executed Dutch Agreement and Deed of Pledge in the form of Exhibit B to Amendment No. 12, and shall take all actions necessary to grant and perfect the security interest contemplated by this Section 2.7.”

2. No Other Amendments. Except as otherwise provided in this Amendment No. 12, the Credit Agreement is not amended, changed or modified and the Credit Agreement remains in full force and effect.

3. Effective Date. The effective date of this Amendment No. 12 shall be as of March 4, 2005 (the “Effective Date”).

4. Counterparts. This Amendment No. 12 may be executed in two or more counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 12 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Borrower:

MK RESOURCES COMPANY

By:	/s/ John Farmer
Name:	John Farmer
Title:	CFO

Lender:

LEUCADIA NATIONAL CORPORATION

By:	/s/ Joseph A. Orlando
Name:	Joseph A. Orlando
Title:	Vice President

Exhibit A

MK RESOURCES COMPANY

PROMISSORY NOTE

U.S. $80,000,000	New York, New York
March 4, 2005

FOR VALUE RECEIVED, MK RESOURCES COMPANY, a Delaware corporation (“Borrower”), promises to pay to the order of LEUCADIA NATIONAL CORPORATION, a New York corporation (“Payee”), on or before the Termination Date (as defined in the Credit Agreement referred to below) the lesser of (x) EIGHTY MILLION DOLLARS ($80,000,000) and (y) the unpaid principal amount of all Loans made by Payee to Borrower under the Credit Agreement referred to below.

Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times provided by that certain Credit Agreement, dated as of March 1, 1998, between Borrower and Payee (as amended to date and as it may be further amended, the “Credit Agreement”). Capitalized terms used herein and not defined have the meanings assigned to them in the Credit Agreement.

This Note is Borrower’s “Note” and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds at the location designated by Payee.

Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

This Note is subject to prepayment at the option of Borrower as provided in subsection 2.4(a)(i) of the Credit Agreement.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

A-1

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

MK RESOURCES COMPANY

By:
Name:
Title:

A-2

Exhibit B

[Form of Pledge and Security Agreement]

B-1